Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2014

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2014

(UNAUDITED)

Page
Consolidated Results:

Income Statement	1
Balance Sheet	2
Capital Ratios	3
Selected Noninterest Income Information	3
Average Balance Sheet	4-5
Details of Net Interest Margin	6
Total and Core Net Interest Income and Net Interest Margin	7
Per Share Related Information	8
Impact to 2013 Periods from Adoption of ASU 2014-01 (Low Income Housing Tax Credits)	8
Loans, Loans Held for Sale and Net Unfunded Commitments	9
Allowances for Credit Losses	10
Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans	11
Nonperforming Assets and Troubled Debt Restructurings	12-13
Accruing Loans Past Due	14

Business Segment Results:

Descriptions	15
Period End Employees	15
Income and Revenue	16
Retail Banking	17-18
Corporate & Institutional Banking	19-20
Asset Management Group	21
Residential Mortgage Banking	22
Non-Strategic Assets Portfolio	23
Glossary of Terms	24-28

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on April 16, 2014. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Alabama, Virginia, Missouri, Georgia, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

	Three months ended
In millions, except per share data	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Interest Income
Loans	$1,899	$1,949	$1,933	$1,955	$2,029
Investment securities	427	434	423	422	470
Other	84	96	92	92	112
Total interest income	2,410	2,479	2,448	2,469	2,611
Interest Expense
Deposits	78	81	84	86	93
Borrowed funds	137	132	130	125	129
Total interest expense	215	213	214	211	222
Net interest income	2,195	2,266	2,234	2,258	2,389
Noninterest Income
Asset management	364	364	330	340	308
Consumer services	290	327	316	314	296
Corporate services (a)	301	301	306	326	277
Residential mortgage (b)	161	271	199	167	234
Service charges on deposits	147	158	156	147	136
Net gains on sales of securities	10	3	21	61	14
Net other-than-temporary impairments (c)	(2)	-	(2)	(4)	(10)
Other (d)	311	383	360	455	311
Total noninterest income	1,582	1,807	1,686	1,806	1,566
Total revenue	3,777	4,073	3,920	4,064	3,955
Provision For Credit Losses	94	113	137	157	236
Noninterest Expense
Personnel	1,080	1,207	1,181	1,186	1,169
Occupancy	218	211	205	206	211
Equipment	201	197	194	189	183
Marketing	52	66	68	67	45
Other (e)	713	833	746	757	760
Total noninterest expense	2,264	2,514	2,394	2,405	2,368
Income before income taxes and noncontrolling interests	1,419	1,446	1,389	1,502	1,351
Income taxes (e)	359	372	361	387	356
Net income	1,060	1,074	1,028	1,115	995
Less: Net income (loss) attributable to noncontrolling interests (e)	(2)	13	2	4	(8)
Preferred stock dividends and discount accretion and redemptions	70	50	71	53	75
Net income attributable to common shareholders	$992	$1,011	$955	$1,058	$928
Earnings Per Common Share
Basic	$1.86	$1.90	$1.80	$2.00	$1.76
Diluted	$1.82	$1.87	$1.77	$1.98	$1.74
Average Common Shares Outstanding
Basic	532	530	529	528	526
Diluted	539	535	534	531	528
Efficiency	60%	62%	61%	59%	60%
Noninterest income to total revenue	42%	44%	43%	44%	40%
Effective tax rate (f)	25.3%	25.7%	26.0%	25.8%	26.4%

For additional information regarding footnotes (a), (b) and (d) below, refer to Selected Noninterest Income Statement Information on page 3.

(a)	Includes commercial mortgage servicing rights valuation adjustments, net of economic hedge.

(b)	Includes benefit/provisions for residential mortgage repurchase obligations.

(c)	Net other-than-temporary impairments for the three months ended December 31, 2013 was less than $.5 million.

(d)	Includes gains on sales of Visa Class B common shares and credit valuations related to customer initiated hedging activities.

(e)	Prior period amounts have been updated to reflect first quarter 2014 adoption of Accounting Standards Update (ASU) 2014-01 related to low income housing tax credits.

(f)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Balance Sheet (Unaudited)

In millions, except par value	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Assets
Cash and due from banks (a)	$4,723	$4,043	$4,908	$4,051	$3,948
Federal funds sold and resale agreements (b)	1,143	1,986	911	1,613	1,274
Trading securities	2,381	3,073	1,603	2,109	2,243
Interest-earning deposits with banks (a) (c)	14,877	12,135	8,047	3,797	1,541
Loans held for sale (b)	2,102	2,255	2,399	3,814	3,295
Investment securities (a)	58,644	60,294	57,260	57,449	59,361
Loans (a) (b)	198,242	195,613	192,856	189,775	186,504
Allowance for loan and lease losses (a)	(3,530)	(3,609)	(3,691)	(3,772)	(3,828)
Net loans	194,712	192,004	189,165	186,003	182,676
Goodwill	9,074	9,074	9,074	9,075	9,075
Other intangible assets	2,115	2,216	2,194	2,153	1,921
Equity investments (a) (d) (e)	10,337	10,560	10,178	9,945	10,914
Other (a) (b)	23,315	22,552	22,733	24,297	24,470
Total assets	$323,423	$320,192	$308,472	$304,306	$300,718
Liabilities
Deposits
Noninterest-bearing	$70,063	$70,306	$68,747	$66,708	$64,652
Interest-bearing	152,319	150,625	147,327	145,571	146,968
Total deposits	222,382	220,931	216,074	212,279	211,620
Borrowed funds
Federal funds purchased and repurchase agreements	3,233	4,289	3,165	4,303	4,000
Federal Home Loan Bank borrowings	13,911	12,912	8,479	8,481	5,483
Bank notes and senior debt	13,861	12,603	11,924	11,177	10,918
Subordinated debt	8,289	8,244	7,829	7,113	7,996
Commercial paper (a)	4,923	4,997	6,994	6,400	6,953
Other (a) (b)	2,589	3,060	1,882	2,390	2,297
Total borrowed funds	46,806	46,105	40,273	39,864	37,647
Allowance for unfunded loan commitments and letters of credit	228	242	235	242	238
Accrued expenses (a) (e)	4,808	4,690	4,621	4,012	4,141
Other (a)	4,281	4,187	4,522	6,032	5,048
Total liabilities	278,505	276,155	265,725	262,429	258,694

Equity
Preferred stock (f)
Common stock - $5 par value
Authorized 800 shares, issued 540, 540, 539, 539, and 538 shares	2,700	2,698	2,695	2,693	2,690
Capital surplus - preferred stock	3,943	3,941	3,940	3,939	3,591
Capital surplus - common stock and other	12,394	12,416	12,310	12,234	12,174
Retained earnings (e)	24,010	23,251	22,474	21,752	20,928
Accumulated other comprehensive income (loss)	656	436	47	45	767
Common stock held in treasury at cost: 6, 7, 7, 8 and 9 shares	(382)	(408)	(423)	(453)	(552)
Total shareholders’ equity	43,321	42,334	41,043	40,210	39,598
Noncontrolling interests (e)	1,597	1,703	1,704	1,667	2,426
Total equity	44,918	44,037	42,747	41,877	42,024
Total liabilities and equity	$323,423	$320,192	$308,472	$304,306	$300,718

(a)	Amounts include consolidated variable interest entities. Our 2013 Form 10-K included, and our first quarter 2014 Form 10-Q will include, additional information regarding these items.
(b)	Amounts include assets and liabilities for which PNC has elected the fair value option. Our 2013 Form 10-K included, and our first quarter 2014 Form 10-Q will include, additional information regarding these items.
(c)	Amounts include balances held with the Federal Reserve Bank of Cleveland of $14.5 billion, $11.7 billion, $7.6 billion, $3.3 billion and $1.1 billion as of March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.
(d)	Amounts include our equity interest in BlackRock.
(e)	Prior period amounts have been updated to reflect first quarter 2014 adoption of ASU 2014-01 related to low income housing tax credits.
(f)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Capital Ratios (Unaudited)

	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Transitional Basel III (a) (b) (c)
Common equity Tier 1 (d)	10.8%	N/A	N/A	N/A	N/A
Tier 1 risk-based	12.5	N/A	N/A	N/A	N/A
Total capital risk-based	15.7	N/A	N/A	N/A	N/A
Leverage	11.1	N/A	N/A	N/A	N/A
Basel 1 Ratios (e)
Tier 1 common	N/A	10.5%	10.3%	10.1%	9.8%
Tier 1 risk-based	N/A	12.4	12.3	12.0	11.6
Total risk-based	N/A	15.8	15.6	15.2	14.9
Leverage	N/A	11.1	11.1	10.9	10.4
Common shareholders’ equity to assets	12.2	12.0	12.0	11.9	12.0
(a) The ratios as of March 31, 2014 are estimated.
(b) Calculated using the regulatory capital methodology applicable to PNC during 2014.
(c) See Capital Ratios discussion in the Banking Regulation and Supervision section of Item 1 Business in our 2013 Form 10-K.
(d) The Basel III common equity Tier 1 capital ratio was previously referred to as the Basel III Tier 1 common capital ratio.
(e) Ratios for the 2013 periods have not been updated to reflect the first quarter 2014 adoption of ASU 2014-01 related to low income housing tax credits.

Selected Noninterest Income Information (Unaudited)
	Three months ended
In millions, except per share data	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Increase (Decrease) to Noninterest Income and Impact on Diluted Earnings per Share
Commercial mortgage servicing rights valuation, net of economic hedge
Pretax	$11	$(5)	$18	$44	$11
After-tax	$7	$(3)	$11	$29	$7
Impact on diluted earnings per share (a)	$.01	$(.01)	$.02	$.05	$.01

Benefit / (provision) for residential mortgage repurchase obligations
Pretax	$19	$124	$6	$(73)	$(4)
After-tax	$12	$81	$4	$(48)	$(2)
Impact on diluted earnings per share (a)	$.02	$.15	$.01	$(.09)	$(.00)

Net gains on sales of securities
Pretax	$10	$3	$21	$61	$14
After-tax	$7	$2	$13	$40	$9
Impact on diluted earnings per share (a)	$.01	$.00	$.02	$.08	$.02

Gains on sales of Visa Class B common shares
Pretax	$62		$85	$83
After-tax	$40		$55	$54
Impact on diluted earnings per share (a)	$.07		$.10	$.10

Credit valuations related to customer-related derivatives activities
Pretax	$(14)	$16	$(1)	$39	$2
After-tax	$(9)	$11	$-	$25	$1
Impact on diluted earnings per share (a)	$(.02)	$.02	$(.00)	$.05	$.00

(a)	In calculating impact on diluted earnings per share in the table above, after-tax amounts for the income statement items were calculated using a statutory federal income tax rate of 35%.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended
In millions	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$21,823	$22,327	$23,674	$24,339	$25,168
Non-agency	5,375	5,539	5,862	5,889	6,025
Commercial mortgage-backed	4,474	4,460	4,349	3,855	3,745
Asset-backed	5,593	5,814	5,962	5,919	5,731
U.S. Treasury and government agencies	4,169	2,507	2,013	2,074	2,715
State and municipal	2,652	2,275	2,354	2,182	2,189
Other debt	2,505	2,523	2,630	2,728	2,649
Corporate stocks and other	409	359	339	304	368
Total securities available for sale	47,000	45,804	47,183	47,290	48,590
Securities held to maturity
Residential mortgage-backed	5,995	5,726	3,794	3,833	4,146
Commercial mortgage-backed	2,748	3,153	3,276	3,521	3,747
Asset-backed	1,004	1,047	1,064	978	826
U.S. Treasury and government agencies	240	238	236	233	231
State and municipal	1,055	1,056	658	640	639
Other	337	341	346	349	352
Total securities held to maturity	11,379	11,561	9,374	9,554	9,941
Total investment securities	58,379	57,365	56,557	56,844	58,531
Loans
Commercial	89,517	88,185	86,456	86,015	83,476
Commercial real estate	21,652	20,587	19,558	18,860	18,850
Equipment lease financing	7,470	7,428	7,296	7,350	7,241
Consumer	63,093	63,203	62,277	61,587	61,411
Residential real estate	14,849	15,180	14,918	14,794	15,121
Total loans	196,581	194,583	190,505	188,606	186,099
Interest-earning deposits with banks	12,157	10,455	4,626	2,063	2,410
Loans held for sale	1,949	2,225	3,071	3,072	3,279
Federal funds sold and resale agreements	1,416	864	664	1,141	1,176
Other	5,296	4,993	4,183	4,376	4,685
Total interest-earning assets	275,778	270,485	259,606	256,102	256,180
Noninterest-earning assets:
Allowance for loan and lease losses	(3,591)	(3,667)	(3,761)	(3,821)	(3,937)
Cash and due from banks	3,890	3,904	3,984	3,869	4,055
Other	43,485	43,346	43,371	45,783	47,068
Total assets	$319,562	$314,068	$303,200	$301,933	$303,366
(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended
In millions	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$74,034	$73,534	$70,557	$69,123	$69,003
Demand	42,635	41,151	39,866	40,172	39,372
Savings	11,408	11,010	11,007	11,124	10,671
Retail certificates of deposit	20,538	21,138	21,859	22,641	23,488
Time deposits in foreign offices and other time	2,069	2,013	1,804	2,164	2,267
Total interest-bearing deposits	150,684	148,846	145,093	145,224	144,801
Borrowed funds
Federal funds purchased and repurchase agreements	4,250	4,120	2,967	4,132	4,328
Federal Home Loan Bank borrowings	13,100	11,348	8,208	7,218	7,657
Bank notes and senior debt	13,327	12,252	11,256	10,886	10,469
Subordinated debt	8,040	7,900	7,334	7,003	7,249
Commercial paper	4,931	5,297	7,109	7,263	7,967
Other	2,740	2,156	1,792	2,099	2,057
Total borrowed funds	46,388	43,073	38,666	38,601	39,727
Total interest-bearing liabilities	197,072	191,919	183,759	183,825	184,528
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	67,679	68,193	66,834	64,749	64,850
Allowance for unfunded loan commitments and letters of credit	241	236	242	238	249
Accrued expenses and other liabilities	10,123	10,622	10,327	10,890	11,858
Equity	44,447	43,098	42,038	42,231	41,881
Total liabilities and equity	$319,562	$314,068	$303,200	$301,933	$303,366
(a) Calculated using average daily balances.

Supplemental Average Balance Sheet Information (Unaudited)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$150,684	$148,846	$145,093	$145,224	$144,801
Noninterest-bearing deposits	67,679	68,193	66,834	64,749	64,850
Total deposits	$218,363	$217,039	$211,927	$209,973	$209,651

Transaction deposits	$184,348	$182,878	$177,257	$174,044	$173,225

Common shareholders’ equity	$38,838	$37,455	$36,406	$36,244	$35,573

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Details of Net Interest Margin (Unaudited) (a)

	Three months ended
	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.61%	2.68%	2.36%	2.50%	2.90%
Non-agency	4.91	5.14	5.70	5.51	5.40
Commercial mortgage-backed	3.81	3.83	3.82	4.00	4.02
Asset-backed	1.79	1.92	1.87	1.80	1.92
U.S. Treasury and government agencies	1.30	1.36	1.90	1.37	1.65
State and municipal	4.78	4.31	4.24	4.48	4.93
Other debt	2.39	2.30	2.38	2.39	2.58
Corporate stocks and other	.10	.15	.12	.14	.12
Total securities available for sale	2.86	2.96	2.91	2.93	3.16
Securities held to maturity
Residential mortgage-backed	3.55	3.42	3.92	3.26	3.44
Commercial mortgage-backed	4.09	4.28	4.29	4.34	4.71
Asset-backed	1.51	1.57	1.59	1.74	1.80
U.S. Treasury and government agencies	3.77	3.82	3.81	3.80	3.77
State and municipal	5.61	5.65	5.55	4.27	4.23
Other	3.00	4.20	2.90	2.89	2.82
Total securities held to maturity	3.68	3.72	3.86	3.57	3.82
Total investment securities	3.02	3.11	3.06	3.04	3.27

Loans
Commercial	3.50	3.53	3.62	3.71	4.03
Commercial real estate	4.20	4.50	4.64	4.84	5.05
Equipment lease financing	3.64	3.74	3.75	4.41	4.05
Consumer	4.26	4.29	4.31	4.40	4.67
Residential real estate	5.09	5.18	5.00	5.13	5.29
Total loans	3.95	4.02	4.06	4.19	4.45
Interest-earning deposits with banks	.23	.26	.22	.28	.25
Loans held for sale	4.71	5.40	5.34	4.22	6.49
Federal funds sold and resale agreements	.32	.79	1.10	.61	.74
Other	4.02	4.51	4.54	5.26	4.79
Total yield on interest-earning assets	3.58	3.69	3.79	3.91	4.15

Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.17	.18	.18	.18	.19
Demand	.05	.05	.05	.05	.04
Savings	.08	.08	.10	.10	.10
Retail certificates of deposit	.75	.76	.79	.82	.85
Time deposits in foreign offices and other time	.18	.17	.22	.43	.61
Total interest-bearing deposits	.21	.22	.23	.24	.26

Borrowed funds
Federal funds purchased and repurchase agreements	.11	.14	.15	.14	.16
Federal Home Loan Bank borrowings	.50	.48	.48	.53	.61
Bank notes and senior debt	1.49	1.51	1.71	1.71	1.83
Subordinated debt	2.54	2.63	2.89	2.78	2.83
Commercial paper	.28	.26	.22	.22	.25
Other	2.20	2.44	2.91	2.62	2.28
Total borrowed funds	1.18	1.21	1.33	1.28	1.30
Total rate on interest-bearing liabilities	.44	.44	.46	.46	.48
Interest rate spread	3.14	3.25	3.33	3.45	3.67
Impact of noninterest-bearing sources	.12	.13	.14	.13	.14
Net interest margin	3.26%	3.38%	3.47%	3.58%	3.81%
(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, were $46 million, $45 million, $43 million, $40 million and $40 million, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Total and Core Net Interest Income and Net Interest Margin (Unaudited)

Total and Core Net Interest Income

	Three months ended
In millions	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Core net interest income (a)	$2,032	$2,075	$2,035	$2,054	$2,140
Total purchase accounting accretion (a) (b)	163	191	199	204	249
Total net interest income	$2,195	$2,266	$2,234	$2,258	$2,389

(a)    We believe that core net interest income, a non-GAAP measure, and purchase accounting accretion are useful in evaluating the components of net interest income.

(b)    Total purchase accounting accretion includes purchase accounting accretion on purchased impaired loans. Refer to the Accretion - Purchased Impaired Loans table on page 11 for details.

Details of Net Interest Margin (c)

	Three months ended
In millions	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Average yields/rates
Yield on interest earning assets
Total investment securities	3.02%	3.11%	3.06%	3.04%	3.27%
Total loans	3.95	4.02	4.06	4.19	4.45
Other	1.62	2.05	2.96	3.50	3.91
Total yield on interest earning assets	3.58	3.69	3.79	3.91	4.15

Rate on interest-bearing liabilities
Total interest-bearing deposits	.21	.22	.23	.24	.26
Total borrowed funds	1.18	1.21	1.33	1.28	1.30
Total rate on interest-bearing liabilities	.44	.44	.46	.46	.48

Interest rate spread	3.14	3.25	3.33	3.45	3.67
Impact of noninterest-bearing sources	.12	.13	.14	.13	.14
Net interest margin	3.26%	3.38%	3.47%	3.58%	3.81%
(c) See note (a) on page 6.

Details of Core Net Interest Margin (d)

	Three months ended
In millions	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Average yields/rates
Yield on interest earning assets
Total investment securities	2.96%	3.02%	2.96%	2.95%	3.21%
Total loans	3.62	3.65	3.68	3.77	3.96
Other	1.64	1.99	2.74	3.69	3.22
Total yield on interest earning assets	3.33	3.40	3.48	3.58	3.75

Rate on interest-bearing liabilities
Total interest-bearing deposits	.23	.24	.26	.27	.29
Total borrowed funds	1.04	1.06	1.18	1.12	1.09
Total rate on interest-bearing liabilities	.43	.43	.45	.45	.46

Interest rate spread	2.90	2.97	3.03	3.13	3.29
Impact of noninterest-bearing sources	.12	.13	.14	.13	.14
Core net interest margin	3.02	3.10	3.17	3.26	3.43
Purchase accounting accretion impact on net interest margin	.24	.28	.30	.32	.38
Net interest margin	3.26%	3.38%	3.47%	3.58%	3.81%

(d)    We believe that core net interest margin, a non-GAAP measure, is useful as a tool to help evaluate the impact of purchase accounting accretion on net interest margin. To calculate core net interest margin, each calculated margin in the table has been adjusted by annualized purchase accounting accretion divided by average interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Per Share Related Information (Unaudited)

	Three months ended
In millions, except per share data	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Basic
Net income	$1,060	$1,074	$1,028	$1,115	$995
Less:
Net income (loss) attributable to noncontrolling interests	(2)	13	2	4	(8)
Preferred stock dividends and discount accretion and redemptions	70	50	71	53	75
Dividends and undistributed earnings allocated to nonvested restricted shares	3	5	4	5	4

Net income attributable to basic common shares	$989	$1,006	$951	$1,053	$924
Basic weighted-average common shares outstanding	532	530	529	528	526
Basic earnings per common share	$1.86	$1.90	$1.80	$2.00	$1.76
Diluted
Net income attributable to basic common shares	$989	$1,006	$951	$1,053	$924
Less: Impact of BlackRock earnings per share dilution	6	5	4	4	5

Net income attributable to diluted common shares	$983	$1,001	$947	$1,049	$919
Basic weighted-average common shares outstanding	532	530	529	528	526
Dilutive potential common shares	7	5	5	3	2

Diluted weighted-average common shares outstanding	539	535	534	531	528
Diluted earnings per common share	$1.82	$1.87	$1.77	$1.98	$1.74

Impact to 2013 Periods from Adoption of ASU 2014-01 (Low Income Housing Tax Credits) (Unaudited) (a)

Income Statement

	Three months ended
In millions	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Noninterest Expense
Previously reported	$2,547	$2,424	$2,435	$2,395
Adjustment from adoption of ASU 2014-01	(33)	(30)	(30)	(27)
Revised	$2,514	$2,394	$2,405	$2,368
Net Income
Previously reported	$1,061	$1,039	$1,123	$1,004
Adjustment from adoption of ASU 2014-01	13	(11)	(8)	(9)
Revised	$1,074	$1,028	$1,115	$995
Diluted Earnings per Share
Previously reported	$1.85	$1.79	$1.99	$1.76
Adjustment from adoption of ASU 2014-01.02		(.02)	(.01)	(.02)
Revised	$1.87	$1.77	$1.98	$1.74
Efficiency
Previously reported	63%	62%	60%	61%
Adjustment from adoption of ASU 2014-01	(1)	(1)	(1)	(1)
Revised	62%	61%	59%	60%
Effective Tax Rate
Previously reported	24.9%	23.5%	23.7%	24.2%
Adjustment from adoption of ASU 2014-01.8		2.5	2.1	2.2
Revised	25.7%	26.0%	25.8%	26.4%

Balance Sheet

In millions	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Retained Earnings
Previously reported	$23,325	$22,561	$21,828	$20,993
Adjustment from adoption of ASU 2014-01	(74)	(87)	(76)	(65)
Revised	$23,251	$22,474	$21,752	$20,928

(a)    We adopted the guidance in ASU 2014-01, Investments - Equity Method and Joint Ventures (Topic 323): Accounting For Investments in Qualified Affordable Housing Projects in the first quarter of 2014. Retrospective application is required.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Details of Loans (Unaudited)

In millions	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Commercial
Retail/wholesale trade	$16,157	$15,530	$15,178	$15,192	$14,784
Manufacturing	17,185	16,208	15,406	15,525	15,349
Service providers	13,576	13,052	12,973	13,267	13,057
Real estate related (a)	10,856	10,729	10,554	10,248	10,274
Financial services (b)	4,720	4,927	5,177	5,326	4,740
Health care	8,836	8,690	8,266	8,228	7,912
Other industries (b)	19,771	19,242	19,436	19,144	18,169
Total commercial (c)	91,101	88,378	86,990	86,930	84,285
Commercial real estate
Real estate projects (d)	14,268	13,613	13,036	12,636	12,596
Commercial mortgage	7,883	7,578	7,095	6,355	6,183
Total commercial real estate	22,151	21,191	20,131	18,991	18,779
Equipment lease financing	7,521	7,576	7,314	7,349	7,240
Total commercial lending	120,773	117,145	114,435	113,270	110,304
Consumer
Home equity
Lines of credit	21,277	21,696	22,043	22,559	23,029
Installment	14,595	14,751	14,548	13,857	13,001
Credit card	4,309	4,425	4,242	4,135	4,081
Other consumer
Education	7,360	7,534	7,711	7,814	8,048
Automobile	10,906	10,827	10,259	9,066	8,716
Other	4,216	4,170	4,226	4,297	4,340
Total consumer	62,663	63,403	63,029	61,728	61,215
Residential real estate
Residential mortgage	14,179	14,418	14,709	14,051	14,217
Residential construction	627	647	683	726	768
Total residential real estate	14,806	15,065	15,392	14,777	14,985
Total consumer lending	77,469	78,468	78,421	76,505	76,200
Total loans (e)	$198,242	$195,613	$192,856	$189,775	$186,504
(a) Includes loans to customers in the real estate and construction industries.

(b)    Total commercial loans as of December 31, 2013 in the table above reflects a reclassification between Financial services and Other industries related to the wind down of Market Street Funding LLC. The corresponding loan balances as of September 30, 2013 were also reclassified to conform to the December 2013 presentation. There was no impact to periods prior to September 30, 2013.

(c)    During the third quarter of 2013, PNC revised its policy to classify commercial loans initiated through a Special Purpose Entity (SPE) to be reported based upon the industry of the sponsor of the SPE. This resulted in a reclassification of loans amounting to $5.5 billion and $4.9 billion at June 30, 2013 and March 31, 2013, respectively, that were previously classified as Financial services to other categories within Commercial Lending.

(d) Includes both construction loans and intermediate financing for projects.
(e) Includes purchased impaired loans:	$5,824	$6,106	$6,398	$6,778	$7,073

Details of Loans Held for Sale (Unaudited)

In millions	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Commercial mortgage	$732	$867	$785	$1,072	$895
Residential mortgage	1,088	1,356	1,613	2,353	2,331
Other	282	32	1	389	69
Total	$2,102	$2,255	$2,399	$3,814	$3,295

Net Unfunded Commitments (Unaudited)

In millions	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Net unfunded commitments	$129,644	$129,870	$126,577	$124,142	$121,812

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Beginning balance	$3,609	$3,691	$3,772	$3,828	$4,036
Gross charge-offs:
Commercial	(85)	(87)	(113)	(81)	(114)
Commercial real estate	(18)	(24)	(42)	(51)	(86)
Equipment lease financing	(2)	(2)	(2)	(1)	(3)
Home equity	(95)	(114)	(86)	(92)	(194)
Residential real estate	(8)	(2)	(9)	(43)	(79)
Credit card	(43)	(42)	(41)	(45)	(50)
Other consumer	(49)	(52)	(47)	(43)	(43)
Total gross charge-offs (a)	(300)	(323)	(340)	(356)	(569)
Recoveries:
Commercial	51	65	54	66	63
Commercial real estate	20	23	24	33	13
Equipment lease financing	3	3	3	4	6
Home equity	19	18	18	24	13
Residential real estate	(1)	6	(2)	1	(1)
Credit card	5	5	6	6	5
Other consumer	17	14	13	14	14
Total recoveries	114	134	116	148	113
Net (charge-offs) recoveries:
Commercial	(34)	(22)	(59)	(15)	(51)
Commercial real estate	2	(1)	(18)	(18)	(73)
Equipment lease financing	1	1	1	3	3
Home equity	(76)	(96)	(68)	(68)	(181)
Residential real estate	(9)	4	(11)	(42)	(80)
Credit card	(38)	(37)	(35)	(39)	(45)
Other consumer	(32)	(38)	(34)	(29)	(29)
Total net charge-offs	(186)	(189)	(224)	(208)	(456)
Provision for credit losses	94	113	137	157	236
Other	(1)	1	(1)	(1)
Net change in allowance for unfunded loan commitments and letters of credit	14	(7)	7	(4)	12
Ending balance	$3,530	$3,609	$3,691	$3,772	$3,828
Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized) (a)	.38%	.39%	.47%	.44%	.99%
Allowance for loan and lease losses to total loans	1.78	1.84	1.91	1.99	2.05
Commercial lending net charge-offs	$(31)	$(22)	$(76)	$(30)	$(121)
Consumer lending net charge-offs	(155)	(167)	(148)	(178)	(335)
Total net charge-offs	$(186)	$(189)	$(224)	$(208)	$(456)
Net charge-offs to average loans
Commercial lending	.11%	.08%	.27%	.11%	.45%
Consumer lending	.81	.85	.76	.93	1.78
(a)	Pursuant to alignment with interagency guidance on practices for loans and lines of credit related to consumer lending in the first quarter of 2013, additional charge-offs of $134 million were taken. Excluding the impact of these additional charge-offs, annualized net charge-offs to average loans for the first quarter of 2013 was 0.70%.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Beginning balance	$242	$235	$242	$238	$250
Net change in allowance for unfunded loan commitments and letters of credit	(14)	7	(7)	4	(12)
Ending balance	$228	$242	$235	$242	$238

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans (Unaudited)

Accretion - Purchased Impaired Loans

	Three months ended
In millions	March 31 2014	December 31 2013	March 31 2013
Impaired loans
Scheduled accretion	$125	$128	$157
Reversal of contractual interest on impaired loans	(68)	(64)	(85)
Scheduled accretion net of contractual interest	57	64	72
Excess cash recoveries	29	28	50
Total impaired loans	$86	$92	$122

Purchased Impaired Loans - Accretable Yield

In millions
January 1, 2014	$2,055	January 1, 2013	$2,166
Scheduled accretion	(125)	Scheduled accretion	(157)
Excess cash recoveries	(29)	Excess cash recoveries	(50)
Net reclassifications to accretable from non-accretable and other activity (a)	87	Net reclassifications to accretable from non-accretable and other activity (a)	213
March 31, 2014 (b)	$1,988	March 31, 2013	$2,172

(a)    95% and 52% of the net reclassifications for the quarters ended March 31, 2014 and 2013, respectively, were driven by the consumer portfolio and were due to improvements of cash expected to be collected on both RBC Bank (USA) and National City loans in future periods. The remaining net reclassifications were predominantly due to future cash flow changes in the commercial portfolio.

(b)    As of March 31, 2014, we estimate that the reversal of contractual interest on purchased impaired loans will total approximately $1.1 billion in future periods. This will offset the total net accretable interest in future interest income of $2.0 billion on purchased impaired loans.

Valuation of Purchased Impaired Loans

	March 31, 2014		December 31, 2013
Dollars in millions	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Outstanding balance	$799		$937
Purchased impaired mark	(230)		(264)

Recorded investment	569		673
Allowance for loan losses	(123)		(133)

Net investment	446	56%	540	58%

Consumer and residential mortgage loans:
Outstanding balance	5,345		5,548
Purchased impaired mark	(90)		(115)

Recorded investment	5,255		5,433
Allowance for loan losses	(825)		(871)

Net investment	4,430	83%	4,562	82%

Total purchased impaired loans:
Outstanding balance	6,144		6,485
Purchased impaired mark	(320)		(379)

Recorded investment	5,824		6,106
Allowance for loan losses	(948)		(1,004)

Net investment	$4,876	79%	$5,102	79%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Nonperforming loans, including TDRs (a)
Commercial lending
Commercial
Retail/wholesale trade	$49	$57	$72	$63	$62
Manufacturing	63	58	61	62	75
Service providers	90	108	109	110	112
Real estate related (b)	122	124	142	163	161
Financial services	5	7	11	14	13
Health care	17	19	26	24	21
Other industries	91	84	77	85	98
Total commercial	437	457	498	521	542
Commercial real estate
Real estate projects	401	436	493	516	606
Commercial mortgage	79	82	105	123	138
Total commercial real estate	480	518	598	639	744
Equipment lease financing	6	5	6	7	9
Total commercial lending	923	980	1,102	1,167	1,295
Consumer lending (c)
Home equity (d)	1,117	1,139	1,137	1,131	1,088
Residential real estate
Residential mortgage (d)	829	890	891	947	952
Residential construction	13	14	11	15	13
Credit card	4	4	4	4	6
Other consumer (d)	61	61	61	57	68
Total consumer lending	2,024	2,108	2,104	2,154	2,127
Total nonperforming loans (e)	2,947	3,088	3,206	3,321	3,422
OREO and foreclosed assets
Other real estate owned (OREO) (f)	343	360	403	432	472
Foreclosed and other assets	14	9	13	25	33
Total OREO and foreclosed assets	357	369	416	457	505
Total nonperforming assets	$3,304	$3,457	$3,622	$3,778	$3,927
Nonperforming loans to total loans	1.49%	1.58%	1.66%	1.75%	1.83%
Nonperforming assets to total loans, OREO and foreclosed assets	1.66	1.76	1.87	1.99	2.10
Nonperforming assets to total assets	1.02	1.08	1.17	1.24	1.31
Allowance for loan and lease losses to nonperforming loans (g)	120	117	115	114	112

(a)	See analysis of troubled debt restructurings (TDRs) on page 13.

(b)	Includes loans related to customers in the real estate and construction industries.

(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.

(d)	Pursuant to alignment with interagency guidance on practices for loans and lines of credit related to consumer lending in the first quarter of 2013, nonperforming home equity loans increased $214 million, nonperforming residential mortgage loans increased $187 million and nonperforming other consumer loans increased $25 million. Charge-offs were taken on these loans where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $134 million.

(e)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.

(f)	OREO excludes $238 million, $245 million, $264 million, $311 million and $383 million at March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively, related to residential real estate that was acquired by us upon foreclosure of serviced loans as they are insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) or guaranteed by the department of Housing and Urban Development.

(g)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Change in Nonperforming Assets (a)

In millions	January 1, 2014 - March 31, 2014	October 1, 2013 - December 31, 2013	July 1, 2013 - September 30, 2013	April 1, 2013 - June 30, 2013	January 1, 2013 - March 31, 2013
Beginning balance	$3,457	$3,622	$3,778	$3,927	$3,794
New nonperforming assets	633	836	863	773	1,032
Charge-offs and valuation adjustments	(152)	(223)	(220)	(216)	(343)
Principal activity, including paydowns and payoffs	(323)	(556)	(483)	(328)	(258)
Asset sales and transfers to loans held for sale	(85)	(115)	(117)	(146)	(114)
Returned to performing status	(226)	(107)	(199)	(232)	(184)
Ending balance	$3,304	$3,457	$3,622	$3,778	$3,927

(a)	In the third and fourth quarters of 2013, amounts related to (i) New nonperforming assets, (ii) Principal activity, including paydowns and payoffs, and (iii) Returned to performing status were misstated. The original reported amounts for third quarter 2013 were (i) $824 million, (ii) ($289) million, and (iii) ($354) million respectively and for the fourth quarter 2013 (i) $714 million, (ii) ($141) million and (iii) ($400) million respectively. These updates did not impact the beginning or ending nonperforming asset balances and are corrected in the table.

Largest Individual Nonperforming Assets at March 31, 2014 (a)

In millions
Ranking	Outstandings	Industry
1	$35	Real Estate, Rental and Leasing
2	20	Manufacturing
3	19	Mining, Quarrying, and Oil and Gas
4	15	Real Estate, Rental and Leasing
5	15	Construction
6	13	Real Estate, Rental and Leasing
7	11	Other Services
8	11	Real Estate, Rental and Leasing
9	10	Real Estate, Rental and Leasing
10	8	Construction
Total	$157
As a percent of total nonperforming assets 5%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Summary of Troubled Debt Restructurings

In millions	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Total consumer lending	$2,134	$2,161	$2,221	$2,243	$2,231
Total commercial lending	579	578	581	599	610
Total TDRs	$2,713	$2,739	$2,802	$2,842	$2,841
Nonperforming	$1,405	$1,511	$1,451	$1,531	$1,517
Accruing (a)	1,151	1,062	1,178	1,103	1,103
Credit card	157	166	173	208	221
Total TDRs	$2,713	$2,739	$2,802	$2,842	$2,841

Loans whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and include rate reductions, principal forgiveness, postponement/reduction of scheduled amortization, and extensions, which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Certain consumer government insured or guaranteed loans which were evaluated for TDR consideration, loans held for sale, loans accounted for under the fair value option, and pooled purchased impaired loans are not classified as TDRs.

(a)	Accruing loans have demonstrated a period of at least six months of current performance under the restructured terms and are excluded from nonperforming loans. Loans where borrowers have been discharged from bankruptcy and have not formally reaffirmed their loan obligation are generally not returned to accrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 to 59 Days (a) (b)

	Amount					Percent of Total Outstandings
Dollars in millions	Mar. 31 2014	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013	Mar. 31 2014	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013
Commercial	$93	$81	$73	$85	$ 163	.10%	.09%	.08%	.10%	.19%
Commercial real estate	35	54	54	66	111	.16	.25	.27	.35	.59
Equipment lease financing	17	31	6	2	34	.23	.41	.08	.03	.47
Home equity	76	86	88	76	86	.21	.24	.24	.21	.24
Residential real estate
Non government insured	101	112	118	120	145	.68	.74	.77	.81	.97
Government insured	82	105	109	110	114	.55	.70	.71	.74	.76
Credit card	26	29	30	27	30	.60	.66	.71	.65	.74
Other consumer
Non government insured	51	62	56	52	49	.23	.28	.25	.25	.23
Government insured	149	154	170	148	162	.66	.68	.77	.70	.77
Total	$630	$714	$704	$686	$ 894	.32	.37	.37	.36	.48

Accruing Loans Past Due 60 to 89 Days (a) (b)

	Amount					Percent of Total Outstandings
Dollars in millions	Mar. 31 2014	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013	Mar. 31 2014	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013
Commercial	$20	$20	$37	$53	$ 35	.02%	.02%	.04%	.06%	.04%
Commercial real estate	25	11	31	22	36	.11	.05	.15	.12	.19
Equipment lease financing		2	1	4	1		.03	.01	.05	.01
Home equity	32	34	32	29	33	.09	.09	.09	.08	.09
Residential real estate
Non government insured	27	30	31	29	41	.18	.20	.20	.20	.27
Government insured	43	57	57	79	86	.29	.38	.37	.53	.57
Credit card	19	19	19	19	20	.44	.43	.45	.46	.49
Other consumer
Non government insured	16	18	18	14	15	.07	.08	.08	.07	.07
Government insured	104	94	106	100	86	.46	.42	.48	.47	.41
Total	$286	$285	$332	$349	$ 353	.14	.15	.17	.18	.19

Accruing Loans Past Due 90 Days or More (a) (b)

	Amount					Percent of Total Outstandings
Dollars in millions	Mar. 31 2014	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013	Mar. 31 2014	Dec. 31 2013	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013
Commercial	$28	$42	$33	$31	$ 27	.03%	.05%	.04%	.04%	.03%
Commercial real estate		2	3		3		.01	.01		.02
Equipment lease financing			2					.03
Residential real estate
Non government insured	30	35	35	50	59	.20	.23	.23	.34	.39
Government insured	924	1,025	1,187	1,326	1,458	6.24	6.80	7.71	8.97	9.73
Credit card	31	34	31	33	35	.72	.77	.73	.80	.86
Other consumer
Non government insured	13	14	13	12	13	.06	.06	.06	.06	.06
Government insured	284	339	329	310	311	1.26	1.50	1.48	1.46	1.47
Total	$1,310	$1,491	$1,633	$1,762	$ 1,906	.66	.76	.85	.93	1.02
(a)	Excludes loans held for sale and purchased impaired loans.
(b)	Pursuant to alignment with interagency guidance on practices for loans and lines of credit related to consumer lending in the first quarter of 2013, accruing consumer loans past due 30 - 59 days decreased $44 million, accruing consumer loans past due 60—89 days decreased $36 million and accruing consumer loans past due 90 days or more decreased $315 million, of which $295 million related to residential real estate government insured loans. As part of this alignment, these loans were moved into nonaccrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Alabama, Virginia, Missouri, Georgia, Wisconsin and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities, loan syndications and mergers and acquisitions advisory and related services to middle-market companies. We also provide commercial loan servicing, and real estate advisory and technology solutions, for the commercial real estate finance industry. Products and services are generally provided within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody administration and retirement administration services. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, primarily located in our geographic footprint.

Residential Mortgage Banking directly originates first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint, and originates loans through majority owned affiliates. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and sold, servicing retained, to secondary mortgage conduits of FNMA, FHLMC, Federal Home Loan Banks and third-party investors, or are securitized and issued under the GNMA program. The mortgage servicing operation performs all functions related to servicing mortgage loans, primarily those in first lien position, for various investors and for loans owned by PNC.

Non-Strategic Assets Portfolio includes a consumer portfolio of mainly residential mortgage and brokered home equity loans and lines of credit and a small commercial loan and lease portfolio. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. BlackRock provides diversified investment management services to institutional clients, intermediary investors and individual investors through various investment vehicles. Investment management services primarily consist of the management of equity, fixed income, multi-asset class, alternative investment and cash management products. BlackRock offers its investment products in a variety of vehicles, including open-end and closed-end mutual funds, iShares® exchange-traded funds (ETFs), collective investment trusts and separate accounts. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services to a broad base of clients. Financial markets advisory services include valuation services relating to illiquid securities, dispositions and workout assignments (including long-term portfolio liquidation assignments), risk management and strategic planning and execution. We hold an equity investment in BlackRock, which is a key component of our diversified revenue strategy. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At March 31, 2014, our economic interest in BlackRock was 22%.

Period End Employees

	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Full-time employees
Retail Banking	22,104	22,226	22,192	22,476	22,985
Other full-time employees (a)	27,740	27,695	27,973	27,975	27,957
Total full-time employees	49,844	49,921	50,165	50,451	50,942
Part-time employees
Retail Banking	3,761	4,030	4,194	4,394	4,496
Other part-time employees (a)	510	482	575	935	734
Total part-time employees	4,271	4,512	4,769	5,329	5,230
Total	54,115	54,433	54,934	55,780	56,172

(a)	Includes period end employees for all businesses other than Retail Banking and includes operations, technology and staff services employees other than staff directly employed by Retail Banking.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended
In millions Income (Loss)	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
Retail Banking (c)	$158	$107	$165	$158	$120
Corporate & Institutional Banking	523	569	542	612	541
Asset Management Group	37	36	47	36	43
Residential Mortgage Banking (d)	(4)	55	28	20	45
Non-Strategic Assets Portfolio	110	118	121	60	79
Other, including BlackRock (b) (e)	236	189	125	229	167
Net income	$1,060	$1,074	$1,028	$1,115	$995
Revenue
Retail Banking (c)	$1,494	$1,500	$1,563	$1,554	$1,483
Corporate & Institutional Banking	1,298	1,389	1,356	1,420	1,341
Asset Management Group	270	269	262	254	255
Residential Mortgage Banking (d)	206	327	254	228	291
Non-Strategic Assets Portfolio	148	167	181	175	219
Other, including BlackRock (b) (e)	361	421	304	433	366
Total revenue	$3,777	$4,073	$3,920	$4,064	$3,955

(a)	Our business information is presented based on our internal management reporting practices. We periodically refine our internal methodologies as management reporting practices are enhanced.

(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our first quarter 2014 Form 10-Q will include additional information regarding BlackRock.

(c)	Includes gains on sales of a portion of Visa Class B common shares in the first quarter of 2014 and the second and third quarters of 2013. For more information, refer to Selected Noninterest Income Information on page 3.

(d)	Includes benefit/provision for residential mortgage repurchase obligations. For more information, refer to Selected Noninterest Income Information on page 3.

(e)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, private equity investments, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Retail Banking (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
INCOME STATEMENT
Net interest income	$980	$1,012	$1,006	$1,012	$1,049
Noninterest income
Service charges on deposits	140	151	149	141	129
Brokerage	55	57	57	58	52
Consumer services	218	256	234	229	216
Other	101	24	117	114	37
Total noninterest income	514	488	557	542	434
Total revenue	1,494	1,500	1,563	1,554	1,483
Provision for credit losses	145	195	152	148	162
Noninterest expense	1,100	1,138	1,151	1,156	1,131
Pretax earnings	249	167	260	250	190
Income taxes	91	60	95	92	70
Earnings	$158	$107	$165	$158	$120
AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$29,317	$29,588	$29,477	$29,212	$28,913
Indirect auto	8,994	8,671	7,971	7,314	7,006
Indirect other	777	822	877	939	1,000
Education	7,547	7,680	7,818	7,982	8,220
Credit cards	4,271	4,250	4,148	4,061	4,108
Other	2,137	2,157	2,152	2,141	2,141
Total consumer	53,043	53,168	52,443	51,649	51,388
Commercial and commercial real estate	11,051	11,131	11,299	11,345	11,290
Floor plan	2,373	2,226	1,931	2,048	2,014
Residential mortgage	647	676	715	767	811
Total loans	67,114	67,201	66,388	65,809	65,503
Goodwill and other intangible assets	6,062	6,083	6,105	6,127	6,148
Other assets	2,744	2,730	2,722	2,580	2,465
Total assets	$75,920	$76,014	$75,215	$74,516	$74,116
Deposits
Noninterest-bearing demand	$21,359	$21,699	$21,349	$21,187	$20,744
Interest-bearing demand	33,490	32,298	31,748	32,004	31,183
Money market	49,484	49,250	48,939	48,645	48,291
Total transaction deposits	104,333	103,247	102,036	101,836	100,218
Savings	11,288	10,901	10,900	10,997	10,537
Certificates of deposit	19,882	20,425	21,050	21,823	22,683
Total deposits	135,503	134,573	133,986	134,656	133,438
Other liabilities	398	369	364	343	273
Total liabilities	$135,901	$134,942	$134,350	$134,999	$133,711
PERFORMANCE RATIOS
Return on average assets	.84%	.56%	.87%	.85%	.66%
Noninterest income to total revenue	34	33	36	35	29
Efficiency	74	76	74	74	76
(a)	See note (a) on page 16.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Retail Banking (Unaudited) (Continued)

	Three months ended
Dollars in millions, except as noted	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
OTHER INFORMATION (a)			.
Credit-related statistics:
Commercial nonperforming assets	$172	$208	$212	$222	$230
Consumer nonperforming assets	1,059	1,077	1,074	1,068	1,050
Total nonperforming assets	$1,231	$1,285	$1,286	$1,290	$1,280
Purchased impaired loans (b)	$663	$692	$718	$750	$788
Commercial lending net charge-offs	$20	$13	$17	$22	$37
Credit card lending net charge-offs	37	37	35	39	45
Consumer lending (excluding credit card) net charge-offs	88	118	91	91	168
Total net charge-offs	$145	$168	$143	$152	$250
Commercial lending annualized net charge-off ratio	.60%	.39%	.51%	.66%	1.13%
Credit card lending annualized net charge-off ratio	3.51%	3.45%	3.35%	3.85%	4.44%
Consumer lending (excluding credit card) annualized net charge-off ratio (c)	.72%	.94%	.74%	.75%	1.42%
Total annualized net charge-off ratio (c)	.88%	.99%	.85%	.93%	1.55%
Home equity portfolio credit statistics: (d)
% of first lien positions at origination (e)	53%	52%	52%	50%	48%
Weighted-average loan-to-value ratios (LTVs) (e) (f)	79%	81%	83%	85%	85%
Weighted-average updated FICO scores (g)	745	745	745	745	743
Annualized net charge-off ratio (d)	.75%	1.06%	.75%	.82%	1.97%
Delinquency data: (h)
Loans 30 - 59 days past due	.21%	.20%	.22%	.20%	.23%
Loans 60 - 89 days past due	.08%	.09%	.09%	.08%	.10%
Total accruing loans past due	.29%	.29%	.32%	.28%	.33%
Nonperforming loans	3.12%	3.15%	3.13%	3.12%	3.01%
Other statistics:
ATMs	8,001	7,445	7,441	7,335	7,303
Branches (i)	2,703	2,714	2,724	2,780	2,856
Brokerage account assets (billions)	$41	$41	$40	$39	$39
Customer-related statistics: (in thousands)
Non-branch deposit transactions (j)	31%	30%	27%	23%	20%
Digital Consumer Customers (k)	43%	40%	38%	37%	37%

(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Ratios for the three months ended March 31, 2013 include additional consumer charge-offs taken as a result of alignment with interagency guidance on practices for loans and lines of credit we implemented in the first quarter of 2013.
(d)	Lien position, LTV and FICO statistics are based upon customer balances.
(e)	Lien positions and LTV calculations at March 31, 2014 reflect the use of revised assumptions where data is missing.
(f)	LTV statistics are based upon current information.
(g)	Represents FICO scores that are updated at least quarterly.
(h)	Data based upon recorded investment. Past due amounts exclude purchased impaired loans, even if contractually past due, as we are currently accreting interest income over the expected life of the loans. In the first quarter of 2012, we adopted a policy stating that Home equity loans past due 90 days or more would be placed on nonaccrual status.
(i)	Excludes satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.
(j)	Percentage of total deposit transactions processed at an ATM or through our mobile banking application.
(k)	Represents consumer checking relationships that process the majority of their transactions through non-branch channels.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
INCOME STATEMENT
Net interest income	$934	$960	$945	$943	$956
Noninterest income
Corporate service fees	268	277	277	297	246
Other	96	152	134	180	139
Noninterest income	364	429	411	477	385
Total revenue	1,298	1,389	1,356	1,420	1,341
Provision for credit losses (benefit)	(13)	(29)	30	(40)	14
Noninterest expense	488	525	495	499	480
Pretax earnings	823	893	831	961	847
Income taxes	300	324	289	349	306
Earnings	$523	$569	$542	$612	$541
AVERAGE BALANCE SHEET
Loans
Commercial	$75,506	$74,199	$72,753	$72,202	$69,817
Commercial real estate	20,039	18,938	17,830	17,002	16,876
Equipment lease financing	6,789	6,749	6,610	6,655	6,552
Total commercial lending	102,334	99,886	97,193	95,859	93,245
Consumer	1,125	1,032	801	876	1,083
Total loans	103,459	100,918	97,994	96,735	94,328
Goodwill and other intangible assets	3,826	3,841	3,848	3,775	3,752
Loans held for sale	894	893	975	968	1,236
Other assets	9,758	9,746	9,750	10,729	12,355
Total assets	$117,937	$115,398	$112,567	$112,207	$111,671
Deposits
Noninterest-bearing demand	$42,772	$43,482	$42,053	$39,910	$40,572
Money market	20,678	20,579	18,099	16,932	17,023
Other	7,531	7,609	6,992	6,914	6,979
Total deposits	70,981	71,670	67,144	63,756	64,574
Other liabilities	7,476	8,207	13,932	17,059	18,779
Total liabilities	$78,457	$79,877	$81,076	$80,815	$83,353
PERFORMANCE RATIOS
Return on average assets	1.80%	1.96%	1.91%	2.19%	1.96%
Noninterest income to total revenue	28	31	30	34	29
Efficiency	38	38	37	35	36

(a) See note (a) on page 16.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Corporate & Institutional Banking (Unaudited) (Continued) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
COMMERCIAL MORTGAGE SERVICING PORTFOLIO - SERVICED FOR THIRD PARTIES (in billions)
Beginning of period	$308	$298	$294	$290	$282
Acquisitions/additions	23	26	18	18	21
Repayments/transfers	(18)	(16)	(14)	(14)	(13)
End of period	$313	$308	$298	$294	$290
OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management (c)	$311	$309	$309	$313	$329
Capital Markets (d)	$157	$220	$175	$196	$131
Commercial mortgage loans held for sale (e)	$19	$37	$27	$31	$38
Commercial mortgage loan servicing income (f)	55	60	60	53	53
Commercial mortgage servicing rights valuation, net of economic hedge (g)	11	(5)	18	44	11
Total commercial mortgage banking activities	$85	$92	$105	$128	$102
Average Loans (by C&IB business)
Corporate Banking	$52,253	$51,689	$50,844	$50,678	$49,241
Real Estate	26,003	24,333	22,622	21,361	20,790
Business Credit	12,534	12,182	11,726	11,611	11,181
Equipment Finance	10,210	10,095	10,035	10,034	9,811
Other	2,459	2,619	2,767	3,051	3,305
Total average loans	103,459	100,918	97,994	96,735	94,328
Total loans (h)	$105,398	$101,773	$99,337	$97,708	$94,843
Net carrying amount of commercial mortgage servicing rights (h)	$529	$549	$541	$525	$452
Credit-related statistics:
Nonperforming assets (h)	$786	$804	$949	$999	$1,082
Purchased impaired loans (h) (i)	$428	$515	$600	$708	$768
Net charge-offs (recoveries)	$2	$10	$56	$(19)	$58
(a)	See note (a) on page 16.
(b)	Represents consolidated PNC amounts. Our first quarter 2014 Form 10-Q will include additional information regarding these items.
(c)	Includes amounts reported in net interest income and corporate service fees.
(d)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(e)	Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, and gains on sale of loans held for sale and net interest income on loans held for sale.
(f)	Includes net interest income and noninterest income, primarily in corporate services fees, from loan servicing and ancillary services, net of changes in fair value on commercial mortgage servicing rights due to time and payoffs for first quarter 2014 and net of commercial mortgage servicing rights amortization for 2013 periods. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.
(g)	Includes amounts reported in corporate service fees.
(h)	Presented as of period end.
(i)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Asset Management Group (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
INCOME STATEMENT
Net interest income	$71	$71	$74	$70	$73
Noninterest income	199	198	188	184	182
Total revenue	270	269	262	254	255
Provision for credit losses (benefit)	12	8	(4)	1	5
Noninterest expense	199	204	192	195	183
Pretax earnings	59	57	74	58	67
Income taxes	22	21	27	22	24
Earnings	$37	$36	$47	$36	$43
AVERAGE BALANCE SHEET
Loans
Consumer	$5,311	$5,248	$5,107	$4,947	$4,793
Commercial and commercial real estate	1,023	1,057	1,049	1,042	1,037
Residential mortgage	771	778	784	772	772
Total loans	7,105	7,083	6,940	6,761	6,602
Goodwill and other intangible assets	272	281	289	298	306
Other assets	222	230	216	230	223
Total assets	$7,599	$7,594	$7,445	$7,289	$7,131
Deposits
Noninterest-bearing demand	$1,338	$1,442	$1,220	$1,249	$1,331
Interest-bearing demand	3,893	3,547	3,329	3,475	3,616
Money market	3,889	3,760	3,693	3,722	3,841
Total transaction deposits	9,120	8,749	8,242	8,446	8,788
CDs/IRAs/savings deposits	436	427	431	441	454
Total deposits	9,556	9,176	8,673	8,887	9,242
Other liabilities	53	61	62	58	60
Total liabilities	$9,609	$9,237	$8,735	$8,945	$9,302
PERFORMANCE RATIOS
Return on average assets	1.97%	1.88%	2.50%	1.98%	2.45%
Noninterest income to total revenue	74	74	72	72	71
Efficiency	74	76	73	77	72
OTHER INFORMATION
Total nonperforming assets (b)	$80	$75	$68	$69	$65
Purchased impaired loans (b) (c)	$96	$99	$100	$102	$105
Total net charge-offs (recoveries)	$1	$3	$(7)	$2	$3
ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$112	$111	$106	$112	$112
Institutional	143	136	131	121	124
Total	$255	$247	$237	$233	$236
Asset Type
Equity	$145	$142	$132	$130	$130
Fixed income	66	70	70	70	70
Liquidity/Other	44	35	35	33	36
Total	$255	$247	$237	$233	$236
Discretionary assets under management
Personal	$84	$83	$80	$78	$77
Institutional	46	44	42	39	41
Total	$130	$127	$122	$117	$118
Asset Type
Equity	$71	$70	$65	$62	$62
Fixed income	34	39	40	39	39
Liquidity/Other	25	18	17	16	17
Total	$130	$127	$122	$117	$118
Nondiscretionary assets under administration
Personal	$28	$28	$26	$34	$35
Institutional	97	92	89	82	83
Total	$125	$120	$115	$116	$118
Asset Type
Equity	$74	$72	$67	$68	$68
Fixed income	32	31	30	31	31
Liquidity/Other	19	17	18	17	19
Total	$125	$120	$115	$116	$118
(a)	See note (a) on page 16.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Residential Mortgage Banking (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
INCOME STATEMENT
Net interest income	$40	$49	$46	$51	$48
Noninterest income
Loan servicing revenue
Servicing fees	61	56	40	37	41
Net MSR hedging gains / (losses)	(1)	1	57	26	37
Loan sales revenue
Benefit / (provision) for residential mortgage repurchase obligations	19	124	6	(73)	(4)
Loan sales revenue	88	98	108	190	172
Other	(1)	(1)	(3)	(3)	(3)
Total noninterest income	166	278	208	177	243
Total revenue	206	327	254	228	291
Provision for credit losses (benefit)	(1)	(3)	—	4	20
Noninterest expense	213	243	210	192	200
Pretax earnings (loss)	(6)	87	44	32	71
Income taxes (benefit)	(2)	32	16	12	26
Earnings (loss)	$(4)	$55	$28	$20	$45
AVERAGE BALANCE SHEET
Portfolio loans	$2,036	$2,219	$2,334	$2,403	$2,553
Loans held for sale	1,068	1,340	2,104	2,106	2,038
Mortgage servicing rights (MSR)	1,073	1,066	1,068	849	764
Other assets	4,600	4,458	3,811	5,049	5,448
Total assets	$8,777	$9,083	$9,317	$10,407	$10,803
Deposits	$2,100	$2,388	$2,936	$3,260	$3,106
Borrowings and other liabilities	3,464	3,553	2,316	3,216	3,487
Total liabilities	$5,564	$5,941	$5,252	$6,476	$6,593
PERFORMANCE RATIOS
Return on average assets	(.18)%	2.40%	1.19%	.77%	1.69%
Noninterest income to total revenue	81	85	82	78	84
Efficiency	103	74	83	84	69
RESIDENTIAL MORTGAGE SERVICING PORTFOLIO - SERVICED FOR THIRD PARTIES (in billions)
Beginning of period	$114	$115	$116	$120	$119
Acquisitions	2	2	2		6
Additions	2	3	4	4	4
Repayments/transfers	(4)	(6)	(7)	(8)	(9)
End of period	$114	$114	$115	$116	$120
Servicing portfolio - third-party statistics: (b)
Fixed rate	94%	93%	92%	92%	92%
Adjustable rate/balloon	6%	7%	8%	8%	8%
Weighted-average interest rate	4.56%	4.59%	4.63%	4.72%	4.80%
MSR capitalized value (in billions)	$1.1	$1.1	$1.1	$1.0	$.8
MSR capitalization value (in basis points)	92	95	90	84	65
Weighted-average servicing fee (in basis points)	28	28	28	28	28
RESIDENTIAL MORTGAGE REPURCHASE RESERVE
Beginning of period	$131	$471	$523	$522	$614
(Benefit) / Provision	(19)	(124)	(6)	73	4
Agency settlements		(191)
Losses - loan repurchases	(9)	(25)	(46)	(72)	(96)
End of period	$103	$131	$471	$523	$522
OTHER INFORMATION
Loan origination volume (in billions)	$1.9	$2.5	$3.7	$4.7	$4.2
Loan sale margin percentage	4.53%	3.96%	2.92%	4.04%	4.07%
Percentage of originations represented by:
Agency and government programs	99%	99%	99%	100%	100%
Purchase volume (c)	37%	41%	38%	28%	19%
Refinance volume	63%	59%	62%	72%	81%
Total nonperforming assets (b)	$173	$189	$205	$220	$236
(a)	See note (a) on page 16.
(b)	As of period end.
(c)	Mortgages with borrowers as part of residential real estate purchase transactions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2014	December 31 2013	September 30 2013	June 30 2013	March 31 2013
INCOME STATEMENT
Net interest income	$142	$161	$161	$164	$203
Noninterest income	6	6	20	11	16
Total revenue	148	167	181	175	219
Provision for credit losses (benefit)	(52)	(59)	(43)	39	42
Noninterest expense	26	39	33	41	52
Pretax earnings	174	187	191	95	125
Income taxes	64	69	70	35	46
Earnings	$110	$118	$121	$60	$79
AVERAGE BALANCE SHEET
Commercial Lending:
Commercial/Commercial real estate	$220	$246	$319	$437	$537
Lease financing	681	678	686	694	688
Total commercial lending	901	924	1,005	1,131	1,225
Consumer Lending:
Home equity	3,625	3,764	3,935	4,122	4,158
Residential real estate	5,104	5,312	5,496	5,709	5,938
Total consumer lending	8,729	9,076	9,431	9,831	10,096
Total portfolio loans	9,630	10,000	10,436	10,962	11,321
Other assets (b)	(741)	(757)	(735)	(672)	(586)
Total assets	$8,889	$9,243	$9,701	$10,290	$10,735
Deposits and other liabilities	$231	$236	$261	$275	$168
Total liabilities	$231	$236	$261	$275	$168
PERFORMANCE RATIOS
Return on average assets	5.02%	5.06%	4.95%	2.34%	2.98%
Noninterest income to total revenue	4	4	11	6	7
Efficiency	18	23	18	23	24
OTHER INFORMATION
Nonperforming assets (c)	$798	$834	$863	$935	$999
Purchased impaired loans (c) (d)	$4,654	$4,797	$4,966	$5,193	$5,372
Net charge-offs	$31	$9	$23	$53	$87
Annualized net charge-off ratio	1.31%	.36%	.87%	1.94%	3.12%
LOANS (c)
Commercial Lending:
Commercial/Commercial real estate	$201	$236	$270	$388	$493
Lease financing	683	680	675	696	690
Total commercial lending	884	916	945	1,084	1,183
Consumer Lending:
Home equity	3,554	3,692	3,844	4,029	4,209
Residential real estate	5,092	5,267	5,434	5,659	5,880
Total consumer lending	8,646	8,959	9,278	9,688	10,089
Total loans	$9,530	$9,875	$10,223	$10,772	$11,272
(a)	See note (a) on page 16.
(b)	Other assets were negative in all periods presented due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

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Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basel I Tier 1 common capital - Basel I Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Basel I Tier 1 common capital ratio - Basel I Tier 1 common capital divided by period-end Basel I risk-weighted assets.

Basel I Leverage ratio - Basel I Tier 1 risk-based capital divided by adjusted average total assets.

Basel I Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others, less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies, less ineligible servicing assets, and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Basel I Tier 1 risk-based capital purposes.

Basel I Tier 1 risk-based capital ratio - Basel I Tier 1 risk-based capital divided by period-end Basel I risk-weighted assets.

Basel I Total risk-based capital - Basel I Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interests not qualified as Basel I Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Basel I Total risk-based capital ratio - Basel I Total risk-based capital divided by period-end Basel I risk-weighted assets.

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Commercial mortgage banking activities - Includes commercial mortgage servicing, originating commercial mortgages for sale and related hedging activities. Commercial mortgage banking activities revenue includes revenue derived from commercial mortgage servicing (including net interest income and noninterest income, primarily in corporate services fees, from loan servicing and ancillary services, net of changes in fair value on commercial mortgage servicing rights due to time and pay offs (net of commercial mortgage servicing rights amortization for 2013 and prior periods), and commercial mortgage servicing rights valuations net of economic hedge), and revenue derived from commercial mortgage loans intended for sale and related hedges (including loan origination fees, net interest income, valuation adjustments and gains or losses on sales).

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

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Core net interest income - Core net interest income is total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Investment securities - Collectively, securities available for sale and securities held to maturity.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

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Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through either liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income before income taxes and noncontrolling interests.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

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Primary client relationship - A corporate banking client relationship with annual revenue generation of $10,000 to $50,000 or more, and for Asset Management Group, a client relationship with annual revenue generation of $10,000 or more.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted-average life of the financial instruments using the constant effective yield method. Accretion for purchased impaired loans includes any cash recoveries received in excess of the recorded investment.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment (purchased impaired loans) - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties.

Residential mortgage servicing rights hedge gains/(losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income attributable to common shareholders divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

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Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.